UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2025

MONTE ROSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40522	84-3766197
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 Harrison Avenue, Suite 900

Boston, MA 02118

(Address of principal executive offices, including zip code)

(617) 949-2643

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GLUE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition

On January 10, 2025, Monte Rosa Therapeutics, Inc. (the “Company”) released the following preliminary information about its cash, cash equivalents, restricted cash, and marketable securities as of December 31, 2024. The Company’s preliminary estimated cash, cash equivalents, restricted cash, and marketable securities are expected to be $377.0 million as of December 31, 2024, including the previously announced $150 million upfront payment from Novartis.

The preliminary estimate of cash and cash equivalents reflect management’s current views and may change as a result of management’s review of results and other factors, including a wide variety of significant business, economic and competitive risks and uncertainties. Such preliminary financial information is subject to the finalization and closing of the accounting books and records of the Company (which have yet to be performed) and should not be viewed as a substitute for full audited financial statements prepared in accordance with U.S. GAAP. In the course of preparing and finalizing the financial statements for the year ended December 31, 2024, the preliminary estimates of cash and cash equivalents for the year ended December 31, 2024 will be subject to change and the Company may identify items that will require it to make adjustments to its preliminary estimates of its cash and cash equivalents. Any such changes could be material. For these or other reasons, the preliminary estimates of the Company cash and cash equivalents for the year ended December 31, 2024 may not ultimately be indicative of its results for such period and actual results may differ materially. No independent registered public accounting firm has audited, reviewed or compiled, examined or performed any procedures with respect to these preliminary estimated results, nor have they expressed any opinion or any other form of assurance on these preliminary estimated results.

The information contained in Item 2.02 of this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01. Regulation FD Disclosure

On January 10, 2025, the Company issued a press release titled “Monte Rosa Therapeutics Provides Corporate Update and Key Anticipated Milestones for 2025”. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On January 10, 2025, the Company issued a corporate presentation to provide a corporate update in conjunction with its participation at the 43rd Annual J.P. Morgan Healthcare Conference in San Francisco, CA. A copy of the corporate presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Form 8-K (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release issued by Monte Rosa Therapeutics, Inc. dated January 10, 2025.
99.2	Corporate Presentation furnished by Monte Rosa Therapeutics, Inc. on January 10, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monte Rosa Therapeutics, Inc.

Date: January 10, 2025	By:	/s/ Markus Warmuth
Markus Warmuth
President and Chief Executive Officer